UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 25, 2010

CHINA INSONLINE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34113	74-2559866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 42, 4F, New Henry House, 10 Ice House Street, Central, Hong Kong
(Address of Principal Executive Offices)

N/A
(Zip Code)

(011) 00852-25232986
Registrant's telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 15, 2010, China INSOnline Corp. (the “Company”) received a letter from Nasdaq Listing Qualifications (the “Nasdaq Staff”) indicating that based on the Company’s disclosures included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on October 13, 2010, which states that the Company ceased operations during the quarter ended June 30, 2010, the Nasdaq Staff has determined that the Company is a “public shell” and it is unknown what the Company’s business will be in the future.  Therefore, in accordance with Nasdaq Listing Rule 5101, the Nasdaq Staff is applying more stringent criteria than required for the continued listing on the Nasdaq Stock Market and is proposing that trading in the Company’s common stock be suspended as of October 26, 2010 and delisted thereafter.  On October 20, 2010, the Company presented a request for a written hearing to appeal the Nasdaq Staff’s proposed actions.  This request has stayed the suspension and delisting of the Company’s common stock pending a decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2010

CHINA INSONLINE CORP.

By:	/s/Zhenyu Wang
Name: Zhenyu Wang
Title: Chief Executive Officer